As Filed with the Securities and Exchange Commission on November 15, 2010

Registration No. 333-132484

Registration No. 333-132484-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5 TO FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWERSHARES DB G10 CURRENCY HARVEST FUND

(Registrant)

DB G10 CURRENCY HARVEST MASTER FUND

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	16-6562496 (Registrant) 16-1756876 (Co-Registrant)
(State of Organization)	(I.R.S. Employer Identification Number)

Hans Ephraimson
c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883	c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-6769
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Pursuant to Item 512(a)(3) of Regulation S-K, all registered but unsold Common Units of Beneficial Interest of PowerShares DB G10 Currency Harvest Fund registered under SEC File Nos. 333-132484 and 333-132484-01 are hereby deregistered under the Securities Act of 1933 effective as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and Co-Registrant certifies that it has reasonable grounds to believe that the Registrant and Co-Registrant meet all of the requirements for filing on Form S-3 and have duly caused this Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 15th day of November, 2010.

PowerShares DB G10 Currency Harvest Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ ALEX DEPETRIS
Name: Alex Depetris
Title: Vice President

By:	/s/ MICHAEL GILLIGAN
Name: Michael Gilligan
Title: Principal Financial Officer

DB G10 Currency Harvest Master Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ ALEX DEPETRIS
Name: Alex Depetris
Title: Vice President

By:	/s/ MICHAEL GILLIGAN
Name: Michael Gilligan
Title: Principal Financial Officer

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